Exhibit 99

Fidelity & Guaranty Life Declares Quarterly Dividend

DES MOINES, Iowa, February 2, 2016 – Fidelity & Guaranty Life (NYSE: FGL), announced today that its Board of Directors has declared a quarterly dividend of $0.065 per share. The dividend is payable on March 7, 2016 to shareholders of record as of the close of business on February 22, 2016.

About Fidelity & Guaranty Life

Fidelity & Guaranty Life, an insurance holding company, helps middle-income Americans prepare for retirement. Through its subsidiaries, the company offers fixed annuity and life insurance products distributed by independent agents through an established network of independent marketing organizations. Fidelity & Guaranty Life is headquartered in Des Moines, Iowa, and trades on the New York Stock Exchange under the ticker symbol FGL. For more information, please visit www.fglife.com.

Investor Contact:

Lisa Foxworthy-Parker

Fidelity & Guaranty Life

Investor.Relations@fglife.com

515-330-3307

Media Contact:

Sard Verbinnen & Co

Jamie Tully or David Millar

212-687-8080

Source: Fidelity & Guaranty Life